Exhibit 99.2

For Immediate Release

SYNERGY HEALTH COMPLETES ACQUISITION OF SRI/SURGICAL EXPRESS, INC.

Swindon, United Kingdom and Tampa, FL – July 16, 2012 – Synergy Health plc (LSE: SYR) and SRI/Surgical Express, Inc. (NASDAQ: STRC) (“SRI”) today announced the successful completion of Synergy Health plc’s acquisition of SRI for approximately $25 million through a cash tender offer followed by a short-form merger of Synergy Health plc’s wholly-owned subsidiary in the United States, SHM Acquisition, Inc., with and into SRI. As a result of the acquisition, SRI became a wholly-owned subsidiary of Synergy Health plc.

At the effective time of the merger, shares of SRI common stock held by the remaining SRI shareholders who did not tender their shares in the tender offer were cancelled and converted into the right to receive the same $3.70 per share price, without interest and subject to any required withholding taxes, that was paid in the tender offer. As a result of the merger, SRI shares will be delisted and cease to trade on the NASDAQ Stock Market. SRI shareholders who did not tender their shares in the tender offer will receive relevant information in the mail on how to receive payment for their shares in connection with the merger.

About Synergy Health plc

Synergy Health plc is a global leader in outsourced sterilization services to the medical device market as well as to hospitals and other healthcare providers. In addition, the business provides other outsourced services such as healthcare linen, pathology and specialist laboratory services. The business operates across health related markets in the UK & Ireland, Europe & the Middle East, Asia & Africa and the Americas. For more information, please visit www.synergyhealthplc.com.

About SRI/Surgical Express, Inc.

SRI (www.srisurgical.com) provides central processing and supply chain management services to hospitals and surgery centers across the United States. SRI serves hospitals and surgery centers in 25 states from 10 reprocessing facilities and four distribution centers located throughout the United States.

Forward Looking Statements

This press release contains statements that are forward-looking and are subject to risks and uncertainties that could cause actual results to materially differ from those described. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including all statements and information regarding the intent, belief or current expectation of Synergy Health plc, SHM Acquisition, Inc., SRI and members of their respective senior management teams. All forward-looking statements are based largely on current expectations and beliefs concerning future events, approvals and transactions that are subject to substantial risks and uncertainties. Factors that may cause or contribute to the actual results or outcomes being different from those contemplated by forward-looking statements include: uncertainties as to the timing of the tender offer; uncertainties as to how many of SRI’s shareholders will tender their shares in the offer; the possibility that competing offers will be made; the possibility that various closing conditions for the transactions may not be satisfied or waived, including that a governmental or regulatory authority may prohibit or delay the consummation of the transactions; the effects of disruption from the proposed transactions making it more difficult to maintain relationships with employees, customers and/or other business relationships; other business effects, including the effects of industry, regulatory, economic and/or market conditions that are outside of Synergy Health plc’s, SHM Acquisition, Inc.’s or SRI’s control; unexpected transaction costs and actual or contingent liabilities; and other risks and uncertainties discussed in documents filed by SRI with the U.S. Securities and Exchange Commission (the “SEC”), including, but not limited to, SRI’s reports on Forms 10-Q, 10-K, and 8-K that it periodically files with the SEC, and the Tender Offer Statement on Schedule TO and Solicitation/Recommendation Statement on Schedule 14D-9 filed with the SEC in connection with the tender offer. These factors include SRI’s sales process and market acceptance of its products and services, SRI’s capital needs, SRI’s dependence on significant customers and suppliers, risks of a new product offering, risks that SRI may incur significant costs related to self-insurance retention levels for employee benefits and workers’ compensation programs, and the competitive healthcare marketplace. Neither Synergy Health plc nor SRI undertakes any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as expressly required by law.

Media/Investor Contacts

For Synergy Health plc:	For SRI/Surgical Express, Inc.:

Dr Richard Steeves, Chief Executive	Stan Berger or Andrew Berger
Gavin Hill, Finance Director	SM Berger & Company, Inc.
+44 1793 891891	(216) 464-6400